Freshworks Reports First Quarter 2026 Results

Exceeded estimates for revenue and non-GAAP operating income
Landed the two largest deals in company's history, including first $1 million-plus ARR deal

San Mateo, Calif. – May 5, 2026 – Freshworks Inc. (Nasdaq: FRSH), the leading provider of uncomplicated software that delivers exceptional employee and customer experiences, today announced financial results for its first quarter ended March 31, 2026.

"Freshworks began Q1 with strong momentum, building on our 2025 successes and achieving our sixth straight quarter of exceeding expectations," stated Dennis Woodside, CEO & President of Freshworks. "High demand for our Employee Experience (EX) platform is fueling market traction, characterized by accelerating EX ARR, growing AI Copilot revenue, and strong net dollar retention. We are strategically investing in the EX opportunity as our approach continues to resonate with our customers. Freshworks is focused on delivering long-term value to shareholders and customers through sustainable growth and increased profitability."

First Quarter 2026 Financial Summary Results

•Revenue: Total revenue was $228.6 million, representing growth of 16% compared to total revenue of $196.3 million in the first quarter of 2025, and 14% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(8.1) million, representing an operating margin of (3.5)%, compared to $(10.4) million in the first quarter of 2025, representing an operating margin of (5.3)%.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $41.0 million, representing a non-GAAP operating margin of 17.9%, compared to $46.4 million in the first quarter of 2025, representing a non-GAAP operating margin of 23.6%.

•GAAP Net (Loss) Per Share: GAAP diluted net (loss) per share was $(0.02) based on 283.3 million weighted-average shares outstanding, compared to $0.00 based on 301.3 million weighted-average shares outstanding in the first quarter of 2025.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.11 based on 284.3 million weighted-average shares outstanding, compared to $0.18 based on 306.0 million weighted-average shares outstanding in the first quarter of 2025.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $62.4 million, representing an operating cash flow margin of 27.3%, compared to $58.0 million in the first quarter of 2025, representing an operating cash flow margin of 29.5%.

•Adjusted Free Cash Flow: Adjusted free cash flow was $55.8 million, representing an adjusted free cash flow margin of 24.4%, compared to $55.4 million in the first quarter of 2025, representing an adjusted free cash flow margin of 28.2%.

•Cash, Cash Equivalents, Restricted Cash and Marketable Securities: Cash, cash equivalents, restricted cash and marketable securities were $780.4 million as of March 31, 2026.

All financial numbers for 2026 include the results of our FireHydrant business. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is detailed in the tables below.

First Quarter Operating Metrics and Recent Business Highlights

•Number of customers contributing more than $100,000 in ARR was 1,646, an increase of 29% year-over-year and 26% adjusting for constant currency.
•Number of customers contributing more than $50,000 in ARR was 3,938, an increase of 22% year-over-year and 20% adjusting for constant currency.
•Number of customers contributing more than $5,000 in ARR was 25,088, an increase of 8% year-over-year and 7% adjusting for constant currency.
•Net dollar retention rate was 106%, compared to 108% in the fourth quarter of 2025 and 105% in the first quarter of 2025. Adjusted for constant currency, net dollar retention rate was 105%, compared to 104% in the fourth quarter of 2025 and 105% in the first quarter of 2025.
•Welcomed and onboarded many new customers to the Freshworks community including Eagle Materials, Everbridge, G4S, Outreach, and University of Connecticut.
•Landed the two largest deals in Freshworks' history, including the first $1 million-plus ARR deal.
•Integrated Device42’s infrastructure discovery and mapping capabilities natively into Freshservice, giving teams a single AI-powered platform to manage assets, services, and operations.
•Unified our global sales organization and appointed Ian Tickle as Chief Revenue Officer.
•Introduced a new leader with Kuntal Vahalia joining as Senior Vice President of Global Channels and Alliances.

Financial Outlook

We are providing estimates for the second quarter and for the full year 2026. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the second quarter and full year 2026, we currently expect the following results:

($ in millions, except per share data)	Second Quarter 2026	Full Year 2026
Revenue(1)	$232.0 - $235.0	$958.0 - $964.0
Year-over-year growth	13% - 15%	14% - 15%

Non-GAAP income from operations(1)	$41.0 - $43.0	$207.0 - $215.0

Non-GAAP net income per share(2)	$0.13	$0.61 - $0.63

(1) Revenue and non-GAAP income from operations are based on exchange rates as of May 1, 2026 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 280 million and 281 million weighted-average shares outstanding for the second quarter and full year 2026, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our second quarter and full year 2026 estimates for non-GAAP financial measures, including our estimated non-GAAP income from operations and non-GAAP net income per share, disclosed above, and our estimated non-GAAP tax rate, disclosed below, to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our first quarter 2026 and 2025 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on May 5, 2026 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the Company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income, adjusted free cash flow, and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q1 2025, the average exchange rates in effect for our major currencies were 1 EUR to 1.05 USD and 1 GBP to 1.26 USD), rather than the actual average exchange rates in effect during the current period (for Q1 2026, the average exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.35 USD).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring plan initiated in November 2024, from our non-GAAP financial measures, because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Acquisition expenses. We exclude acquisition expenses, which primarily consist of legal fees and due diligence costs, from our non-GAAP financial measures because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Income tax effect and adjustments. Starting 2026, we utilize a long-term projected non-GAAP tax rate to compute our non-GAAP income tax provision in order to provide better consistency across interim reporting periods. Our non-GAAP tax rate reflects our estimated long-term effective tax rate based on our anticipated geographic earnings mix and statutory tax regimes. For fiscal year 2026, we determined the projected non-GAAP tax rate to be 24%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments. Prior to 2026, we excluded the income tax effect of the above adjustments, income tax effect associated with acquisitions and tax charges or benefits that are a result of a change in valuation allowance on deferred tax assets and its related impacts, from our non-GAAP financial measures. We excluded these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment, capitalized internal-use software, plus acquisition costs and restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000, $50,000 and $100,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of subscription and maintenance contracts and upon delivery for software licenses. We define our total customers contributing more than $5,000, $50,000 and $100,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed ARR above the applicable threshold.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000, $50,000 and $100,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q1 2025, the period end exchange rates in effect for our major currencies were 1 EUR to 1.08 USD and 1 GBP to 1.29 USD), rather than the actual exchange rates in effect at the end of the current period (for Q1 2026, the period end exchange rates in effect for our major currencies were 1 EUR to 1.15 USD and 1 GBP to 1.32 USD).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the second quarter and full year 2026, our financial outlook, the value of our products to customers, our expectations regarding demand for and our strategy related to our EX platform, and our overall growth prospects. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to uncertain global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December

31, 2025 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc. provides service software that delivers exceptional employee and customer experiences. Its enterprise-grade solutions are powerful yet intuitive, and quick to deliver value. With a people-first approach to AI, Freshworks helps teams be more effective and organizations more productive. Companies including Bridgestone, New Balance, S&P Global, and Sony Music trust Freshworks to improve service efficiency and fuel long-term loyalty. For the latest updates, visit freshworks.com and follow Freshworks on LinkedIn, X, and Facebook.

© 2026 Freshworks Inc. All rights reserved. Freshworks and its associated logos are trademarks of Freshworks Inc. All other trademarks are property of their respective owners. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third party of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
IR@freshworks.com

Media Relations Contact:
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$228,633	$196,273
Cost of revenue(1)	34,688	29,878
Gross profit	193,945	166,395
Operating expense:
Research and development(1)	49,261	40,001
Sales and marketing(1)	112,317	89,158
General and administrative(1)	40,427	47,247
Restructuring charges	—	405
Total operating expenses	202,005	176,811
Loss from operations	(8,060)	(10,416)
Interest and other income, net	1,426	12,969
Income (loss) before income taxes	(6,634)	2,553
Provision for (benefit from) income taxes	(1,824)	3,857
Net loss	(4,810)	(1,304)
Net loss per share - basic and diluted	$(0.02)	$—
Weighted-average shares used in computing net loss per share - basic and diluted	283,336	301,280

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$1,618	$1,518
Research and development	12,301	9,213
Sales and marketing	13,000	13,409
General and administrative	17,002	27,524
Total stock-based compensation expense, net of amounts capitalized	$43,921	$51,664

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$548,168	$569,774
Restricted cash	1,160	62,374
Marketable securities	231,069	211,597
Accounts receivable, net	127,338	150,817
Deferred contract acquisition costs	30,927	29,830
Prepaid expenses and other current assets	68,148	72,774
Total current assets	1,006,810	1,097,166
Property and equipment, net	44,222	38,843
Operating lease right-of-use assets	36,968	39,893
Deferred contract acquisition costs, noncurrent	27,712	27,179
Goodwill	199,324	146,676
Intangible assets, net	96,703	76,986
Deferred tax assets, net	176,017	157,466
Other assets	17,626	18,503
Total assets	$1,605,382	$1,602,712
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,578	$11,507
Accrued liabilities	109,405	101,202
Deferred revenue	392,070	385,320
Total current liabilities	520,053	498,029
Operating lease liabilities, non-current	29,402	33,282
Other liabilities	36,726	38,751
Total liabilities	586,181	570,062
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,579,812	4,586,392
Accumulated other comprehensive loss	(3,650)	(1,591)
Accumulated deficit	(3,556,964)	(3,552,154)
Total stockholders' equity	1,019,201	1,032,650
Total liabilities and stockholders' equity	$1,605,382	$1,602,712

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$(4,810)	$(1,304)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,863	6,360
Amortization of deferred contract acquisition costs	8,567	7,583
Non-cash lease expense	2,925	2,303
Stock-based compensation	43,921	51,664
Discount amortization on marketable securities	(947)	(1,901)
Deferred income taxes	(5,865)	(459)
Other	7,808	(17)
Changes in operating assets and liabilities:
Accounts receivable	24,917	10,594
Deferred contract acquisition costs	(10,197)	(8,704)
Prepaid expenses and other assets	(12,564)	(15,317)
Accounts payable	6,894	526
Accrued and other liabilities	(3,442)	(496)
Deferred revenue	1,027	7,049
Operating lease liabilities	(3,708)	92
Net cash provided by operating activities	62,389	57,973
Cash Flows from Investing Activities:
Purchases of property and equipment	(3,901)	(1,296)
Proceeds from sale of property and equipment	5	38
Capitalized internal-use software	(3,379)	(2,772)
Purchases of marketable securities	(147,421)	(121,933)
Maturities and redemptions of marketable securities	129,351	172,194
Business combination, net of cash acquired	(56,913)	—
Net cash provided by (used in) investing activities	(82,258)	46,231
Cash Flows from Financing Activities:
Proceeds from exercise of stock options	—	48
Payment of withholding taxes on net share settlement of equity awards	(7,160)	(16,711)
Repurchase of common stock	(48,369)	(113,610)
Net cash used in financing activities	(55,529)	(130,273)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,521)	—

Net decrease in cash, cash equivalents and restricted cash	(82,919)	(26,069)
Cash, cash equivalents and restricted cash, beginning of period	632,250	620,405
Cash, cash equivalents and restricted cash, end of period	$549,331	$594,336

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025	Growth Rates
Revenue
GAAP revenue	$228,633	$196,273	16%
Effects of foreign currency rate fluctuations	(5,392)
Revenue adjusted for constant currency	$223,241	$196,273	14%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of gross profit and gross margin:
GAAP gross profit	$193,945	$166,395
Non-GAAP adjustments:
Stock-based compensation expense	1,618	1,518
Employer payroll taxes on employee stock transactions	29	27
Amortization of acquired intangibles	1,637	1,260
Non-GAAP gross profit	$197,229	$169,200
GAAP gross margin	84.8%	84.8%
Non-GAAP gross margin	86.3%	86.2%

Reconciliation of operating expenses:
GAAP research and development	$49,261	$40,001
Non-GAAP adjustments:
Stock-based compensation expense	(12,301)	(9,213)
Employer payroll taxes on employee stock transactions	(113)	(152)
Non-GAAP research and development	$36,847	$30,636
GAAP research and development as percentage of revenue	21.5%	20.4%
Non-GAAP research and development as percentage of revenue	16.1%	15.6%

GAAP sales and marketing	$112,317	$89,158
Non-GAAP adjustments:
Stock-based compensation expense	(13,000)	(13,409)
Employer payroll taxes on employee stock transactions	(390)	(562)
Amortization of acquired intangibles	(2,546)	(2,254)
Non-GAAP sales and marketing	$96,381	$72,933
GAAP sales and marketing as percentage of revenue	49.1%	45.4%
Non-GAAP sales and marketing as percentage of revenue	42.2%	37.2%

GAAP general and administrative	$40,427	$47,247
Non-GAAP adjustments:
Stock-based compensation expense	(17,002)	(27,524)
Employer payroll taxes on employee stock transactions	(225)	(458)
Acquisition expense	(155)	—
Non-GAAP general and administrative	$23,045	$19,265

GAAP general and administrative as percentage of revenue	17.7%	24.1%
Non-GAAP general and administrative as percentage of revenue	10.1%	9.8%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of operating loss and operating margin:
GAAP income (loss) from operations	$(8,060)	$(10,416)
Non-GAAP adjustments:
Stock-based compensation expense	43,921	51,664
Employer payroll taxes on employee stock transactions	757	1,199
Amortization of acquired intangibles	4,183	3,514
Restructuring charges	—	405
Acquisition expense	155	—
Non-GAAP income from operations	40,956	46,366
GAAP operating margin	(3.5)%	(5.3)%
Non-GAAP operating margin	17.9%	23.6%

Reconciliation of net loss:
GAAP net (loss)	$(4,810)	$(1,304)
Non-GAAP adjustments:
Stock-based compensation expense	43,921	51,664
Employer payroll taxes on employee stock transactions	757	1,199
Amortization of acquired intangibles	4,183	3,514
Restructuring charges	—	405
Acquisition expense	155	—
Income tax adjustments	(11,996)	410
Non-GAAP net income	$32,210	$55,888

Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.02)	$—
Non-GAAP adjustments:
Stock-based compensation expense	0.16	0.17
Amortization of acquired intangibles	0.01	0.01
Income tax adjustments	(0.04)	—
Non-GAAP net income per share - diluted	$0.11	$0.18
Weighted-average shares used in computing GAAP net (loss) per share - diluted	283,336	301,280
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	284,337	305,963

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Computation of adjusted free cash flow:
Net cash provided by operating activities	$62,389	$57,973
Less:
Purchases of property and equipment	(3,901)	(1,296)
Capitalized internal-use software	(3,379)	(2,772)
Add:
Acquisition costs paid	719	—
Restructuring costs paid	—	1,493
Adjusted free cash flow	$55,828	$55,398
Operating cash flow margin	27.3%	29.5%
Adjusted free cash flow margin	24.4%	28.2%
Net cash provided by (used in) investing activities	$(82,258)	$46,231
Net cash used in financing activities	$(55,529)	$(130,273)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended March 31, 2026 and 2025, potentially dilutive shares of 1.0 million and 4.7 million shares, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share.